Exhibit 10.2

Execution Version

FIRST AMENDMENT TO BACKSTOP COMMITMENT AGREEMENT

This FIRST AMENDMENT (this “Amendment”) dated September 21, 2017 is entered into between:

(a)	GulfMark Offshore, Inc., (“GulfMark”, the “Debtor” or the “Company”); and

(b)	the undersigned parties hereto (the “Commitment Parties”).

The Company and the Commitment Parties are referred to herein together as the “Amendment Parties”. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Backstop Commitment Agreement (as defined below).

WHEREAS, the Company and the Commitment Parties entered into the backstop commitment agreement dated May 15, 2017 (as amended, supplemented, or otherwise modified from time to time, the “Backstop Commitment Agreement”);

WHEREAS, the Amendment Parties wish to amend certain provisions of the Backstop Commitment Agreement; and

WHEREAS, the Amendment Parties wish to take such actions necessary to give effect to such amendments.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Backstop Commitment Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Amendment Parties agree as follows:

1.     Amendments.

(a)     The first sentence of Section 2.4(a) of the Backstop Commitment Agreement is hereby amended and restated in its entirety as follows:

“(a)     No later than seven (7) Business Days following the Distribution Record Date (as defined in the Plan), but in no event later than October 20, 2017, the Rights Offering Subscription Agent shall deliver to each Commitment Party a written notice (the “Funding Notice”) of:”

(b)     The first sentence of Section 2.4(b) of the Backstop Commitment Agreement is hereby amended and restated in its entirety as follows:

“(b)     No earlier than the fourth (4th) Complete Business Day following receipt of the Funding Notice and no later than 12:00 p.m. E.T. two (2) Business Days prior to the Effective Date (such date, the “Subscription Funding Date”), each Commitment Party shall deliver and pay its Funding Amount by wire transfer in immediately available funds in U.S. dollars into the Subscription Account in satisfaction of such Commitment Party’s Backstop Commitment.”

(c)     Section 6.21(h) of the Backstop Commitment Agreement is hereby amended and restated in its entirety as follows:

“by October 10, 2017, the Bankruptcy Court shall have entered an order confirming the Plan; provided, that the Company shall use commercially reasonable efforts to seek entry of the foregoing order as soon as reasonably practicable before October 10, 2017.”

(d)     Section 6.21(i) of the Backstop Commitment Agreement is hereby amended and restated in its entirety as follows:

“as soon as reasonably practicable after October 10, 2017, but in no event later than October 31, 2017, the Effective Date shall occur.”

(e)     Section 9.4(i) of the Backstop Commitment Agreement is hereby amended and restated in its entirety as follows:

“the Closing Date has not occurred by 11:59 p.m., New York City time on October 31, 2017 (as it may be extended pursuant to this Section 9.4(i) or Section 2.3(a), the “Outside Date”), unless prior thereto, the Effective Date occurs and the Rights Offering has been consummated; provided, that, the Outside Date may be waived or extended with the prior written consent of the Company and the Requisite Commitment Parties up to the date that is twenty (20) days following the Outside Date (the “Final Outside Date”);

(f)     Section 9.5(a) of the Backstop Commitment Agreement is hereby amended and restated in its entirety as follows:

“This Agreement may be terminated by any Commitment Party, as to itself only, upon written notice to the Company if (i) the Closing Date has not occurred by the Final Outside Date or the RSA has been terminated with respect to such Commitment Party pursuant to Section 7(c) of the RSA, (ii) the Company shall not receive at least $100,000,000 pursuant to the Rights Offering and this Agreement, or (iii) (1) by September 27, 2017, the Company does not enter into definitive commitment letter(s) for an Exit Facility of at least $100,000,000 in the principal amount, with the terms and conditions of such commitment letter(s) (and exhibits) being acceptable to the Consenting Noteholders holding at least 85% of the outstanding principal amount of the Notes held by the Consenting Noteholders, or  (2) by 12:01 a.m. E.T. on October 27, 2017, the Company does not finalize all loan documentation with respect to an Exit Facility of at least $100,000,000 in principal amount, the terms and conditions of such loan documentation being acceptable to the Consenting Noteholders holding at least 85% of the outstanding principal amount of Notes held by the Consenting Noteholders; provided, that in calculating the foregoing (iii)(1) and (iii)(2), (x) only Consenting Noteholders who were signatories to this Amendment as of September 21, 2017 will be included and (y) the amount of Notes held by each such Consenting Noteholder shall be the lesser of (i) the Notes held by that Consenting Noteholder as of September 21, 2017 and (ii) the Notes held by that Consenting Noteholder on the date such calculation is made.”

2.     Effectiveness.

This Amendment shall become effective and binding on the Company and the Commitment Parties in accordance with the terms of the Backstop Commitment Agreement upon the execution and delivery by the Company and the Commitment Parties of an executed signature page hereto.

3.     Miscellaneous.

(a)     Except as specifically set forth herein, the terms of the Backstop Commitment Agreement shall remain in full force and effect and are hereby ratified and confirmed.

(b)     This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same agreement. Execution copies of this Amendment delivered by facsimile, PDF or otherwise shall be deemed to be an original for the purposes of this paragraph.

[Signature pages follow.]

IN WITNESS WHEREOF, the Amendment Parties have caused this Amendment to be executed and delivered by their respective duly authorized officers, solely in their respective capacities as officers of the undersigned and not in any other capacity, as of the date first set forth above.

GULFMARK OFFSHORE, INC.

By:     /s/ James M. Mitchell

Name: James M. Mitchell

Title: Chief Financial Officer

[Signature Page to Amendment No. 1 to Backstop Commitment Agreement]